[EXHIBIT 16.1]


[LOGO]   WEINBERG & COMPANY, P.A.
       ____________________________
       CERTIFIED PUBLIC ACCOUNTANTS



                                          April 11, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                          RE:  PR SPECIALISTS, INC.
                                               FILE REF. NO. 333-34686
                                               -----------------------


We have read the statements that we understand PR Specialists, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

                                Very truly yours,

                                /s/WEINBERG & COMPANY, P.A.
                                -----------------------------
				WEINBERG & COMPANY, P.A.
				Certified Public Accountants














6100 Glades Road              1925 Century Park East           Room 2707, 27/F
Suite 314                          Suite 1120                   Shui On Centre
Boca Raton, Florida 33434 Los Angeles, California 90067       6-8 Harbour Road
Telephone: 561.487.5765     Telephone: 310.601.2200  Wachai, Hong Kong, P.R.C.
Facsimile: 561.487.5766     Facsimile: 310.601.2201   Telephone: 852-2780-7231
                              www.cpaweinberg.com     Facsimile: 852-2780-8717